EXHIBIT 23.1

PLS CPA, A Professional Corp.
t 4725 MERCURY STREET SUITE 210 t SAN DIEGO t CALIFORNIA 92111 t
t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480
t E-MAIL changgpark@gmail.com t

October 7, 2011

To Whom It May Concern:

We consent to the inclusion in the registration statements on Form 10-Q/A of Dot VN Inc. of our report dated on October 6, 2011, with respect to the unaudited interim financial statements of Dot VN Inc., included in Form 10-Q/A for the period ended July 31, 2011.

Very truly yours,

/s/ PLS CPA
PLS CPA, A Professional Corp.

Registered with the Public Company Accounting Oversight Board